EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the annual report on Form 10-K (the “Report”) for the year ended February 2, 2008, of Big Lots, Inc. (the “Company”). I, Steven S. Fishman, Chairman of the Board, Chief Executive Officer and President of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 1, 2008	By:	/s/ Steven S. Fishman
Steven S. Fishman
Chairman of the Board, Chief Executive Officer and
President